FIRST TRUST EXCHANGE-TRADED FUND VI
                              AMENDED AND RESTATED
    ESTABLISHMENT AND DESIGNATION OF SERIES OF SHARES OF BENEFICIAL INTEREST
                        (EFFECTIVE AS OF APRIL 12, 2017)

      WHEREAS, pursuant to Section 4.9 of the Declaration of Trust dated June 4, 2012 (the "Declaration"), of First Trust Exchange-Traded Fund VI, a Massachusetts business trust (the "Trust"), the Board of Trustees of the Trust divided the Shares of the Trust into two series of shares of beneficial interest in the Trust (each, a "Series"): Multi-Asset Diversified Income Index Fund and First Trust NASDAQ Technology Dividend Index Fund (the "Initial Series");

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on April 30, 2013, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to designate two additional series to be named First Trust Low Beta Income ETF and First Trust High Income ETF;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on June 10, 2013, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate an additional series to be named International Multi-Asset Diversified Income Index Fund;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on December 8, 2013, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate four additional series to be named First Trust RBA Quality Income ETF, First Trust RBA American Industrial Renaissance ETF, First Trust Dorsey Wright Focus 5 ETF and First Trust NASDAQ Rising Dividend Achievers ETF;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on August 29, 2014, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate an additional series to be named First Trust Dorsey Wright International Focus 5 ETF;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on July 27, 2015, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate an additional series to be named First Trust Dorsey Wright Dynamic Focus 5 ETF;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on December 7, 2015, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to designate an additional series to be named Short Duration Multi-Asset Diversified Income ETF;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on March 8, 2016, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to designate seven additional series to be named First Trust Nasdaq Oil & Gas ETF, First Trust Nasdaq Food & Beverage ETF, First Trust Nasdaq Retail ETF, First Trust Nasdaq Bank ETF, First Trust Nasdaq Transportation ETF, First Trust Nasdaq Pharmaceuticals ETF, and First Trust Nasdaq Semiconductor ETF;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on December 12, 2016, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to change the name of First Trust NASDAQ Rising Dividend Achievers ETF to First Trust Rising Dividend Achievers ETF and to designate four additional series to be named First Trust DWA Domestic Equity DALI ETF, First Trust DWA International Equity DALI ETF, First Trust DWA Fixed Income DALI ETF and First Trust Dynamic US Equity ETF;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on March 6, 2017, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust Emerging Cannabis Economy ETF; and

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on April 12, 2017, desires to amend and restate the Establishment and Designation of Series of Shares of Beneficial Interest in order to designate six additional series to be named Large Cap US Equity Select ETF, Mid Cap US Equity Select ETF, Small Cap US Equity Select ETF, US Equity Dividend Select ETF, Developed International Equity Select ETF, and Emerging Markets Equity Select ETF.

      NOW THEREFORE, the Board of Trustees of the Trust does hereby establish and designate the following Series of the Trust, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

      1.    Multi-Asset Diversified Income Index Fund
      2.    First Trust NASDAQ Technology Dividend Index Fund
      3.    First Trust Low Beta Income ETF
      4.    First Trust High Income ETF
      5.    International Multi-Asset Diversified Income Index Fund
      6.    First Trust Dorsey Wright Focus 5 ETF
      7.    First Trust Rising Dividend Achievers ETF
      8.    First Trust RBA Quality Income ETF
      9.    First Trust RBA American Industrial Renaissance ETF
      10.   First Trust Dorsey Wright International Focus 5 ETF
      11.   First Trust Dorsey Wright Dynamic Focus 5 ETF
      12.   Short Duration Multi-Asset Diversified Income ETF
      13.   First Trust Nasdaq Oil & Gas ETF
      14.   First Trust Nasdaq Food & Beverage ETF
      15.   First Trust Nasdaq Retail ETF
      16.   First Trust Nasdaq Bank ETF
      17.   First Trust Nasdaq Transportation ETF
      18.   First Trust Nasdaq Pharmaceuticals ETF

      19.   First Trust Nasdaq Semiconductor ETF
      20.   First Trust DWA Domestic Equity DALI ETF
      21.   First Trust DWA International Equity DALI ETF
      22.   First Trust DWA Fixed Income DALI ETF
      23.   First Trust Dynamic US Equity ETF
      24.   First Trust Emerging Cannabis Economy ETF
      25.   Large Cap US Equity Select ETF
      26.   Mid Cap US Equity Select ETF
      27.   Small Cap US Equity Select ETF
      28.   US Equity Dividend Select ETF
      29.   Developed International Equity Select ETF
      30.   Emerging Markets Equity Select ETF

1. Each Share of each Series is entitled to all the rights and preferences accorded to Shares under the Declaration.

2. The number of authorized Shares of each Series is unlimited.

3. Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time ("Prospectus"). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4. With respect to each Series, (a) the purchase price of the Shares, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6. The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.

7. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

      IN WITNESS WHEREOF, the undersigned, being the Secretary of the Trust, has executed this instrument as of this 12th day of April, 2017.


 /s/ W. Scott Jardine, Secretary
----------------------------------
     W. Scott Jardine, Secretary


 STATE OF ILLINOIS          )
                            )  SS.
 COUNTY OF DUPAGE           )


      Then personally appeared the above-named person(s) who are known to me to be the Secretary of the Trust whose name and signature are affixed to the foregoing Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest and who acknowledged the same to be his free act and deed, before me this 12th day of April, 2017.

                                              /s/ Sandra Kim Streit
                                            ------------------------------------
                                            Notary Public

                                            My Commission Expires: 5/28/2021


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         Official Seal
       Sandra Kim Streit
Notary Public State of Illinois
     My Commission Expires
          05/28/2021
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